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                                                                    EXHIBIT 23.2







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 11, 2003, accompanying the consolidated financial statements of Frank's Nursery & Crafts, Inc. contained in Amendment No. 2 to the Registration Statement on Form 10. We consent to the use of the aforementioned report in the Registration Statement.


/s/ Grant Thornton LLP
Southfield, Michigan
May 6, 2003